EXHIBIT 1

             John L. Keeley, Jr., Barbara G. Keeley, Keeley Asset Management Corp., Keeley Investment Cop., Kamco Performance Limited Partnership, Kamco Limited Partnership No. 1 and John L. Keeley, Jr. Foundation agree that, unless differentiated, this Schedule 13D is filed on behalf of each of the parties.


   Date:               October 20, 1993
   Signature:          /s/ JOHN L. KEELEY, JR.
   Name:               John L. Keeley, Jr.

   Date:               October 20, 1993
   Signature:          /s/ BARBARA G. KEELEY
   Name:               Barbara G. Keeley

   Date:               October 20, 1993
   Signature:          /s/ JOHN L. KEELEY, JR.
   Name/Title:         John L. Keeley, Jr., President and Treasurer
                       Keeley Asset Management Corp.

   Date:               October 20, 1993
   Signature:          /s/ JOHN L. KEELEY, JR.
   Name/Title:         John L. Keeley, Jr., President and Treasurer
                       Keeley Investment Corp.

   Date:               October 20, 1993
   Signature:          /s/ JOHN L. KEELEY, JR.
   Name/Title:         John L. Keeley, Jr., General Partner
                       Kamco Performance Limited Partnership

   Date:               October 20, 1993
   Signature:          /s/ JOHN L. KEELEY, JR.
   Name/Title:         John L. Keeley, Jr., General Partner
                       Kamco Limited Partnership No. 1

   Date:               December 22, 1993
   Signature:          /s/ JOHN L. KEELEY, JR.
   Name/Title:         John L. Keeley, Jr., President and Treasurer
                       John L. Keeley, Jr. Foundation